                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549


                                   FORM 8-K

                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



       Date of Report (date of earliest event reported):  April 7, 1997


                         MATERIAL SCIENCES CORPORATION
            (Exact name of registrant as specified in its charter)

             Delaware                         1-8803                            95-2673173
-------------------------------       ------------------------       ---------------------------------
(State or other jurisdiction of       (Commission File Number)       (IRS Employer Identification No.)
 incorporation)



2300 East Pratt Boulevard                                                          60007
Elk Grove Village, Illinois                                           --------------------------------
-------------------------------                                                  (Zip Code)
(Address of principal executive
 offices)






Registrant's telephone number, including area code:       (847) 439-8270
                                                       ---------------------

Item 5. Other Events.

          On April 7, 1997, the Registrant issued the press release attached as
Exhibit 99.1 hereto, the text of which is incorporated by reference under this
Item 5.


Item 7. Financial Statements and Exhibits.

          (a)  Financial Statements of Business Acquired.

          Not applicable.

          (b)  Pro Forma Financial Information.

          Not applicable.

          (c)  Exhibits.

          See the exhibit listed in the Index to Exhibits.



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

                                   SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    MATERIAL SCIENCES CORPORATION


                                         /s/ James J. Waclawik, Sr.
Dated: April 7, 1997                By:  ________________________________
                                                 Vice President & CFO
                                         Title:  ________________________

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

                               Index to Exhibits
                               -----------------


Exhibit No.        Description of Document
-----------        -----------------------

99.1           Press release of the Registrant
               issued on April 7, 1997.

                                                                    Exhibit 99.1
                                                                    ------------

MATERIAL SCIENCES CORPORATION ANNOUNCES
DISCOVERY OF ACCOUNTING IRREGULARITIES

Former Employee Overstated Operating Results in Fiscal 1995-1996-1997
---------------------------------------------------------------------

ELK GROVE VILLAGE, IL, April 7, 1997 -- Material Sciences Corporation (NYSE:MSC), today announced it discovered accounting irregularities at one of its subsidiaries, which caused an overstatement of earnings. The investigation of this matter will delay the release of its results for the year ended February 28, 1997, until the end of April. MSC expects to file all of its fiscal 1997 Securities and Exchange Commission reports on a timely basis.

Gerald G. Nadig, president and chief executive officer, explained, "Last week we discovered that the plant controller for our Laminates and Composites Group had been altering and falsifying that operation's financial reports, beginning in late fiscal 1995, resulting in an overstatement of operating results. Concerned that MSC and its auditors would uncover the irregularities in the fiscal 1997 year-end audit currently underway, the controller resigned. We believe this individual acted alone and that the irregularities occurred only at our Elk Grove Village, Illinois facility. The company operations in Ohio, Pennsylvania, Florida and California, along with its distribution centers, are not affected."

MSC's management and board of directors, with the assistance of its auditors and attorneys, are conducting an active investigation.

News Release
April 7, 1997
Page 2



Preliminary analysis performed to date indicates the following changes in MSC earnings for fiscal 1995, 1996 and 1997 (February 28 and 29):

                     ($Millions Except Earnings Per Share)

                          Fiscal 1997               Fiscal 1996                 Fiscal 1995
                          -----------               -----------                 -----------
                               (Preliminary)     As       (Preliminary)       As       (Preliminary)
                   Unaudited     Adjusted     Reported      Adjusted       Reported      Adjusted
                   ---------   -------------  ---------   -------------  ------------  -------------


Net Sales           $278.0        $278.0       $236.2         $236.2        $227.7         $227.7


Gross Profit %        27.8%         26.6%        25.9%          24.4%         27.3%          27.0%

Net Income          $ 18.2        $ 16.1       $ 12.0         $  9.8        $ 16.7         $ 16.4

Earnings per
 Share              $ 1.17        $ 1.03       $ 0.78         $ 0.63        $ 1.10         $ 1.07


Shareowners'
 Equity             $138.8        $134.2       $121.7         $119.1        $105.4         $105.1


 As a result of the accounting irregularities, MSC may be in violation of certain non-financial covenants and representations under certain of its borrowing arrangements. The company is in discussion with these lenders. The result of the accounting irregularities was to increase the company's gross profit and earnings, however the liquidity and cash flows were not negatively effected.

 G. Robert Evans, chairman of the board, said, "When an individual in a responsible position within the finance area perpetrates a deceit of this kind, the impact is nothing short of devastating to the organization. However, the board of directors and management believe the future of MSC is very sound. New products and technology, new manufacturing capacity and expanding international sales all auger well for the future.

 "We will provide additional information on this situation as it becomes available," Evans concluded.

                                 News Release
                                 April 7, 1997
                                    Page 3



 Material Sciences Corporation is a technology-based manufacturer of continuously processed specialty coated materials and services. The company's four principal product groups are Laminates and Composites, Specialty Films, Coil Coating, and Electrogalvanizing. Its materials are sold to a variety of manufacturers and distributors and used across a broad spectrum of industries and products. Founded in 1971 and headquartered near Chicago, Material Sciences operates seven manufacturing plants in the U.S. and sells its products around the world. The company's stock is traded on the New York Stock Exchange under the symbol MSC.

 For further information on Material Sciences by Fax, dial 1-800-PRO-INFO, ext. MSC. Information about Material Sciences through the Internet is available at: http://www.matsci.com/

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